I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, Gary Collins, Vice Chairman of Old Second Bancorp, Inc. (the “Company”) and Old Second National Bank (the “Bank”), notified the Company of his decision to retire from his employment with the Company and the Bank, effective October 31, 2026. Mr. Collins also notified the Company that he will resign from the boards of directors of the Company and the Bank, effective the date of his termination of employment. Mr. Collins’ decision to retire was not the result of any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices. The Company and the Bank thank Mr. Collins for his years of dedicated service and his many contributions.

In connection with Mr. Collins’ departure, the Company and Mr. Collins entered into a Separation and General Release Agreement (the “Separation Agreement”). Subject to Mr. Collins’ execution and non-revocation of a release of claims in favor of the Company and the Bank, Mr. Collins will receive lump sum cash payments totaling approximately $211,150, full vesting of his outstanding unvested time-based restricted stock units and pro-rata vesting, based on target, of his outstanding performance-based restricted stock units, and limited benefit continuation. The restrictive covenants in Mr. Collins’ Executive Employment Agreement with the Company will continue to apply.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: October 19, 2026	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President,
Chief Operating Officer, and
Chief Financial Officer